EXHIBIT 99.1

Salt Lake City, Utah - Utah Medical Products, Inc. (Nasdaq: UTMD) is a defendant in a complaint filed by the Food and Drug Administration (FDA or Agency) on August 9, 2004 with the U.S. District Court in Salt Lake City, alleging violations of the Quality System Regulation (QSR). Compliance with the requirements of this regulation "are intended to ensure that finished devices will be safe and effective..."

On Tuesday, November 9, FDA enforcement official Larry Spears testified under oath that the FDA is not claiming, in the lawsuit, that UTMD's devices are either unsafe or ineffective. UTMD is pleased that the FDA agrees with UTMD's statements following the August 10, 2004 FDA press release that neither the complaint nor any direct FDA communications to UTMD has identified or suggested any issue relating to the safety or effectiveness of UTMD devices.

UTMD provides the following verbatim excerpts from the testimony for the benefit of shareholders, customers and other interested parties. The full text of the deposition is available upon request. The questions (denoted "Q") are being asked by UTMD legal counsel. The answers (denoted "A") are provided by Mr. Spears.

          Q. I'm going to assume that your answers are a complete and exhaustive statement of the Agency's position unless you specifically state otherwise. Do you understand that?
                  A.    Yes.
                                     ****

          Q. You knew as of August 11, 2004, that the FDA is not aware of any harm linked to Utah Medical devices, correct?
                  A.    That's correct.

         Q. I would like to show you what's been marked as Exhibit 13. Exhibit 13 is a newspaper article in the Salt Lake Tribune on August 11, 2004. I'd like to direct you to the second page of Exhibit 13. The third paragraph down refers to your name and it says, "Spears conceded the FDA is making no allegations the company's products are unsafe or that any imminent public health risk exists." Is that an accurate of your -- accurate reflection of your statement to the Salt Lake Tribune on August 11, 2004?
                  A.    Yes.

         Q. So it is, in fact, true in this case that the FDA does not allege that Utah Medical has manufactured or distributed any unsafe product, correct?
                  A.    That's correct.

         Q. And it's also true in this case the FDA has not alleged that anyone has been injured by any product manufactured or distributed by Utah Medical, correct?
                  A.    That's correct.

          Q. And the FDA does not allege that Utah Medical has manufactured or distributed any defective product, correct?
                  A. That's correct.

          Q. And the FDA does not allege that Utah Medical has manufactured or distributed any ineffective product, correct?
                  A.    That's correct.

          Q. And the FDA has authority to immediately seize products where the public health is threatened but it has not done that here, correct?
                  A.    That's correct.

          Q. And the FDA has authority to require recalls of devices if the public health is threatened but that has not been done here, correct?
                  A. That's correct.

          Q. And the agency could have sought preliminary injunctive relief if there were a public health threat, but that was not done in this case either; is that correct?
                  A.    That's correct.

According to UTMD CEO Kevin Cornwell, "Larry Spears' testimony confirms the very essence of UTMD's compliance with the QSR, namely, manufacture and distribution of safe and effective devices year after year, year after year."

Users of UTMD devices can take comfort in the quality and performance of UTMD's devices. UTMD maintains support for the quality, performance, safety and effectiveness of devices in distribution as these are manufactured daily by dedicated employees complying with procedures that have been verified by independent experts. Coupled with ISO13485 Certification, these facts are continuing verification of the superiority of UTMD quality systems.

Utah Medical Products, Inc., with particular interest in health care for women and their babies, develops, manufactures, assembles and markets a broad range of well-established, proven safe and effective, disposable and reusable specialty medical devices.